UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 30, 2013
(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.
Hercules, California 94547
(Address of principal executive offices, including zip code)

(510) 724-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01     Changes in Registrant's Certifying Accountant.

On August 30, 2013, Bio-Rad Laboratories, Inc. (the “Company”) was orally informed by its independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”) that Ernst & Young was resigning effective August 30, 2013. The resignation was confirmed in a letter delivered to the Company on September 5, 2013. The Audit Committee of the Company's Board of Directors (the “Audit Committee”) approved the Company's acceptance of the resignation and is commencing a process to select a new accounting firm to serve as the Company's independent registered public accounting firm. The Company has not determined whether the timing of Ernst & Young's resignation will affect the Company's ability to file its quarterly report on Form 10-Q for the period ending September 30, 2013.
Ernst & Young's audit report on the Company's consolidated financial statements for the years ended December 31, 2012 and December 31, 2011 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's fiscal years ended December 31, 2012 and December 31, 2011 and during the subsequent interim period through August 30, 2013, the Company had no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in its reports for such periods.
Except for the material weakness in internal control over financial reporting identified by the Company as previously described in Item 4 of the Company's filing on Form 10-Q for the quarter ended June 30, 2013 and in Item 9A of the Company's Annual Report on Form 10‑K for the fiscal year ended December 31, 2012, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission (“SEC”). The Audit Committee has discussed each of these matters with Ernst & Young.
The material weakness identified in these reports resulted from the combined effect of multiple significant deficiencies relating to the Company's (i) accounting close process; (ii) revenue recognition process; (iii) reagent rental process at certain international subsidiaries and (iv) expenditure controls at the Company's German subsidiary. The Company has also identified a significant deficiency with respect to controls relating to the Company's financial reporting process involving immaterial errors. With the oversight of senior management and the Audit Committee, the Company continues to take steps to remediate the underlying causes of the material weakness, primarily through the development and implementation of improved controls, processes and procedures. These remediation efforts are ongoing.
The Company has provided Ernst & Young with a copy of this Form 8-K and requested that Ernst & Young furnish the Company with a letter addressed to the SEC, stating whether or not Ernst & Young agrees with the statements made by the Company in this Form 8-K. A copy of Ernst & Young's response letter is attached as Exhibit 16.1 to this Form 8-K.
ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated September 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date: September 6, 2013	By:	/s/ Christine A. Tsingos
Christine A. Tsingos
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated September 6, 2013.

Ernst & Young LLP
Suite 600
275 Shoreline Drive
Redwood City, CA 94065-1493

Tel: +1 650 802 4500
Fax: +1 650 802 4600
ey.com

September 6, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated September 6, 2013, of Bio-Rad Laboratories, Inc. and are in agreement with the statements contained in the first two sentences of the first paragraph, the second paragraph, the third paragraph, the first two sentences of the fourth paragraph and the fifth paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Regarding the registrant's statement concerning the material weakness in internal control over financial reporting, included in the third paragraph of Item 4.01 therein, we had considered such matter in determining the nature, timing and extent of procedures performed in our audit of the registrant's 2012 financial statements.

Ernst & Young LLP

A member firm of Ernst & Young Global Limited